Oppenheimer Concentrated Growth Fund

6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated February 28, 2002

         This Statement of Additional Information is not a Prospectus. This document contains additional information about the Fund and supplements information in the Prospectus dated February 28, 2002. It should be read together with the Prospectus. You can obtain the Prospectus by writing to the Fund's Transfer Agent,
OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217, or by calling the Transfer Agent at the toll-free number shown above.

Contents
                                                                                                          Page
About the Fund

About Your Account

Financial Information About the Fund

                                                         5
ABOUT THE FUND

Additional Information About the Fund's Investment Policies and Risks

         The investment objective, the principal investment policies and the main risks of the Fund are described in the Prospectus. This Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that the Fund's investment Manager, OppenheimerFunds, Inc., can select for the Fund. Additional information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's Investment Policies. The composition of the Fund's portfolio and the techniques and strategies that the Fund's Manager may use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment techniques and strategies described below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         |X| Investments in Equity Securities. The Fund focuses its investments in equity securities of large cap issuers. Currently the Fund considers large cap issuers to have market capitalizations greater than $12 billion.
At times, the market may favor or disfavor securities of issuers of a particular capitalization range. Current income is not a criterion used to select portfolio securities.

                  |_| Convertible Securities. While convertible securities are a form of debt security in many cases, their conversion feature (allowing conversion into equity securities) causes them to be regarded more as
"equity equivalents." As a result, the rating assigned to the security has less impact on the Manager's investment decision with respect to convertible securities than in the case of non-convertible fixed income securities. To determine whether convertible securities should be regarded as "equity equivalents," the Manager considers whether the security is expected to trade in tandem with the underlying equity security or whether the security will trade based on changes in interest rates.

         |X| Foreign Securities. The Fund can purchase equity securities issued by foreign companies. "Foreign securities" include equity securities of companies organized under the laws of countries other than the United
States. They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

         Securities of foreign issuers that are represented by American Depository Receipts are not considered
"foreign securities" for the purpose of the Fund's investment allocations. That is because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in foreign issuers that appear to offer growth potential, or in foreign countries with economic policies or business cycles different from those of the
U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets. The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

         |_| Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

         |X| Portfolio Turnover. "Portfolio turnover" describes the rate at which the Fund traded its portfolio securities during its last fiscal year. For example, if a fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Fund's portfolio turnover rate will fluctuate from year to year, although the Fund might have a portfolio turnover rate of more than 100% annually. Increased portfolio turnover creates higher brokerage and transaction costs for the Fund, which could reduce its overall performance.
Additionally, the realization of capital gains from selling portfolio securities may result in distributions of taxable long-term capital gains to shareholders, since the Fund will normally distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other Investment Techniques and Strategies. In seeking its objective, the Fund may from time to time employ the types of investment strategies and investments described below. It is not required to use all of these strategies at all times, and at times may not use them.

         |X| Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. It may do so for liquidity purposes to meet anticipated redemptions of Fund shares,

or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

         In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Manager from time to time.

         The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to the Fund's limits on holding illiquid investments. The Fund will not enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase agreements, considered "loans" under the Investment Company Act, are collateralized by the underlying security. The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do
so. The Manager will impose creditworthiness requirements to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         |X| Illiquid and Restricted Securities. Under the policies and procedures established by the Fund's
Board of Trustees, the Manager determines the liquidity of certain of the Fund's investments. To enable the Fund to sell its holdings of a restricted security not registered under the Securities Act of 1933, the Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When the Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund may also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations that apply to purchases of restricted securities, as stated in the Prospectus.
Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors.
If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

         Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

         |X| Loans of Portfolio Securities. To raise cash for liquidity purposes, the Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the Fund's Board of
Trustees. These loans are limited to not more than 25% of the value of the Fund's total assets. The Fund currently does not intend to engage in loans of securities in the coming year, but if it does so, such loans will not likely exceed 5% of the Fund's total assets.

         There are some risks in connection with securities lending. The Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The Fund must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities. It must consist of cash, bank letters of credit, securities of the U.S. Government or its agencies or instrumentalities, or other cash equivalents in which the Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

         When it lends securities, the Fund receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. The Fund may also pay reasonable finder's, custodian and administrative fees in connection with these loans. The terms of the Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

         |X| Borrowing for Leverage. The Fund has the ability to borrow from banks on an unsecured basis to invest the borrowed funds in portfolio securities. This speculative technique is known as "leverage." The Fund may borrow only from banks. Under current regulatory requirements, borrowings can be made only to the extent that the value of the Fund's assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). If the value of the Fund's assets fails to meet this 300% asset coverage requirement, the Fund will reduce its bank debt within 3 days to meet the requirement. To do so, the
Fund might have to sell a portion of its investments at a disadvantageous time.

         The Fund will pay interest on these loans, and that interest expense will raise the overall expenses of the Fund and reduce its returns. If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage. Additionally, the Fund's net asset value per share might fluctuate more than that of funds that do not borrow. Currently, the Fund does not contemplate using this technique, but if it does so, it will not likely do so to a substantial degree.

         |X| Non-Diversification of Investments. The Fund is operated as a "non-diversified" portfolio. As a non-diversified investment company, the Fund may be subject to greater risks than a diversified company because of the possible fluctuation in the values of securities of fewer issuers. However, at the close of each fiscal quarter at least 50% of the value of the Fund's total assets will be represented by one or more of the following:
(i) cash and cash items, including receivables; (ii) U.S. Government securities; (iii) securities of other regulated investment companies; and (iv) securities (other than U.S. Government securities and securities of other regulated investment companies) of any one or more issuers which meet the following limitations: (a) the
Fund will not invest more than 5% of its total assets in the securities of any such issuer and (b) the entire amount of the securities of such issuer owned by the Fund will not represent more than 10% of the outstanding voting securities of such issuer. Additionally, not more than 25% of the value of a Fund's total assets may be invested in the securities of any one issuer.

         |X| Derivatives. The Fund can invest in a variety of derivative investments to seek income for liquidity needs or for hedging purposes. Some derivative investments the Fund can use are the hedging instruments described below in this Statement of Additional Information. However, the Fund does not use, and does not currently contemplate using, derivatives or hedging instruments to a significant degree.

         Some of the derivative investments the Fund can use include debt exchangeable for common stock of an issuer or "equity-linked debt securities" of an issuer. At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity. Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock may not be as high as the Manager expected.

         |X| Hedging. Although the Fund does not anticipate the extensive use of hedging instruments, the Fund can use hedging instruments. To attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons, the Fund could:
         |_|  sell futures contracts,
         |_|  buy puts on such futures or on securities, or
         |_|  write covered calls on securities or futures. Covered calls may also be used to increase the Fund's income, but the Manager does not expect to engage extensively in that practice.

         The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Fund would normally seek to purchase the securities and then terminate that hedging position. The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so the Fund could:
         |_|  buy futures, or
         |_|  buy calls on such futures or on securities.

         The Fund is not obligated to use hedging instruments, even though it is permitted to use them in the
Manager's discretion, as described below. The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market. The particular hedging instruments the Fund can use are described below. The Fund may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Fund's investment objective and are permissible under applicable regulations governing the Fund.

         |_| Futures. The Fund may buy and sell futures contracts that relate to (1) broadly-based stock indices
(these are referred to as "stock index futures"), (2) other broadly-based securities indices (these are referred to as "financial futures") and (3) foreign currencies (these are referred to as "forward contracts").

         A broadly-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Financial futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

         No payment is paid or received by the Fund on the purchase or sale of a future. Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant (the "futures broker"). Initial margin payments will be deposited with the Fund's Custodian bank in an account registered in the futures broker's name. However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on the Fund's books is changed)
to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes.
All futures transactions (except forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

         |_| Put and Call Options. The Fund can buy and sell certain kinds of put options ("puts") and call options ("calls"). The Fund can buy and sell exchange-traded and over-the-counter put and call options, including index options, securities options, currency options, and options on the other types of futures described above.

                  o Writing Covered Call Options. The Fund can write (that is, sell) covered calls. If the Fund sells a call option, it must be covered. That means the Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised. Up to 25% of the Fund's total assets may be subject to calls the Fund writes.

         When the Fund writes a call on a security, it receives cash (a premium). The Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. The Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specified multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case, the Fund would keep the cash premium.

         The Fund's Custodian, or a securities depository acting for the Custodian, will act as the Fund's escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which the
Fund has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a
"closing purchase transaction." The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. When distributed by the Fund they are taxable as ordinary income. If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

         The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, the Fund must cover the call by segregating an equivalent dollar amount of liquid assets. The Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future. Because of this segregation requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future require the
Fund to deliver a futures contract. It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

                  o Writing Put Options. The Fund can sell put options. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. The Fund will not write puts if, as a result, more than 25% of the Fund's net assets would be required to be segregated to cover such put options.

         If the Fund writes a put, the put must be covered by segregated liquid assets. The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put. However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price. If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, the Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Fund may incur an unrealized loss immediately, which would then be realized when the underlying security is sold. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security, to secure its obligation to pay for the underlying security the
Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying securities. The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         As long as the Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require the Fund to take delivery of the underlying security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit the Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for Federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

                  o Purchasing Calls and Puts. The Fund can purchase calls on securities, broadly-based securities indices, foreign currencies and futures. It may do so to protect against the possibility that the
Fund's portfolio will not participate in an anticipated rise in the securities market. When the Fund buys a call
(other than in a closing purchase transaction), it pays a premium. The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If the Fund does not exercise the call or sell it
(whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts on securities, broadly-based securities indices, foreign currencies and futures, whether or not it holds the underlying investment in its portfolio. When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price. Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

         When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

         The Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

                  o Buying and Selling Options on Foreign Currencies. The Fund can buy and sell calls and puts on foreign currencies. They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options. The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio

securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position. The
Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its Custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S.
dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a "cross-hedging" strategy. In those circumstances, the Fund covers the option by maintaining cash, U.S. government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's Custodian bank.

         |_| Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.
If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option activities might affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

         The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.
Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an investment that has increased in value, the
Fund will be required to sell the investment at the call price. It will not be able to realize any additional appreciation in excess of the covered call price if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. The
Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities. For example, it is possible that while the Fund has used hedging instruments in a short hedge, the market may advance and the value of the securities held in the Fund's portfolio might decline. If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect correlation increases as the composition of the Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might decline. If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

         |_| Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. The Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. The Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency. The Fund may also use "cross-hedging" where the
Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates.
The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving  dividend payments in a foreign currency, the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge." When the Fund believes that foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency.
When the Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, the
Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short positions in these cases by identifying to its Custodian bank assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

         However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

         The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the
Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce the
Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative the Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

         |_| Regulatory Aspects of Hedging Instruments. When using futures and options on futures, the Fund is required to operate within certain guidelines and restrictions with respect to the use of futures as established by the Commodities Futures Trading Commission (the "CFTC"). In particular, the Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund complies with the requirements of Rule 4.5 adopted by the CFTC. The Rule does not limit the percentage of the Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging position. However, under the Rule, the Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule. Under the Rule, the Fund must also use short futures and options on futures solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that the Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same adviser as the
Fund (or an adviser that is an affiliate of the Fund's adviser). The exchanges also impose position limits on
Futures transactions. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment Company Act, when the Fund purchases a future, it must maintain cash or readily marketable short-term debt instruments in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it. The account must be a segregated account or accounts held by the Fund's Custodian bank. The Fund will maintain other segregated accounts in appropriate cases.

         |_| Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts in which the
Fund may invest are treated as "Section 1256 contracts" under the Internal Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Fund at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. These contracts also may be marked-to-market for purposes of determining the excise tax applicable to investment company distributions and for other purposes under rules prescribed pursuant to the
Internal Revenue Code. An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

         Certain forward contracts the Fund enters into may result in "straddles" for Federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
         (1)   gains or losses attributable to fluctuations in exchange rates that occur between the time the
               Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
         (2)   gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Internal Revenue Code for that trade, which may increase or decrease the amount of the Fund's investment company income available for distribution to its shareholders.

         |X| Temporary Defensive Investments. When market conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks, the Fund can invest in a variety of debt securities for defensive purposes. The Fund can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of Fund shares, or to hold while waiting reinvest cash received from the sale of other portfolio securities. The Fund can buy:
|_|      high-quality (rated in the top two rating categories of nationally-recognized rating organizations or deemed by the Manager to be of comparable quality), short-term money market instruments, including those issued by the U. S. Treasury or other government agencies,
|_|      commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies),
|_|      short-term debt obligations of corporate issuers,
|_|      certificates of deposit and bankers' acceptances of domestic and foreign banks and savings and loan associations, and
|_|      repurchase agreements.

         These short-term debt securities would be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities. If securities of foreign companies are selected, the issuer must have assets of at least (U.S.) $1 billion.

Investment Restrictions

         |X| What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
         |_|  67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|  more than 50% of the outstanding shares.

         The Fund's investment objective is a fundamental policy. Other policies described in the Prospectus or this Statement of Additional Information are "fundamental" only if they are identified as such. The Fund's Board of Trustees can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X| Does the Fund Have Additional Fundamental Policies?  The following investment restrictions are fundamental policies of the Fund as contemplated by the Investment Company Act of 1940 (the "Act"). The
limitations of the following policies may be changed to the extent that the corresponding policies of the Act are changed by amendment, exemptive or interpretive relief.

|_|      The Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 50% of the Fund's total assets. The limit does not apply to securities issued by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies.
|_|      The Fund cannot make loans except as permitted by the Act. Permitted loans under the Act include the (a)
              lending of securities, (b) through the purchase of debt instruments or similar evidences of indebtedness, (c) an interfund lending program (if applicable) with other affiliated funds, provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33
              1/3% of the value of its total assets (taken at market value at the time of such loans)3, and  (d)
              through repurchase agreements.
|_|      The Fund cannot borrow except as permitted by the Act. Currently the Act permits loans only from banks and/or affiliated investment companies and only to the extent that the value of its assets less its liabilities other than borrowing is equal to at least 300% of all borrowings (including the proposed borrowing.)
|_|      The Fund cannot concentrate investments. That means it cannot invest 25% or more of its total assets in companies in any one industry. This requirement does not apply to investments in other mutual funds as permitted below.
|_|      The Fund cannot invest in other investment companies except to the extent permitted by the Act. The Fund would be permitted under this policy to invest its assets in the securities of one or more open-end management investment company for which the Manager, one of its affiliates or a successor is the investment adviser or sub-adviser. That fund or funds must have substantially the same fundamental investment objective, policies and limitations as the Fund. This policy also would permit the Fund to adopt a "master-feeder" structure. Under that structure, the Fund would be a "feeder" fund and would invest all of its assets in a single pooled "master fund" in which other feeder funds could also invest. This could enable the Fund to take advantage of potential operational and cost efficiencies in the master-feeder structure. The Fund has no present intention of adopting the master-feeder structure. If it did so, the Prospectus and this Statement of Additional Information would be revised accordingly.
         |_|  The Fund cannot underwrite securities of other companies except as permitted by the Act. A permitted exception is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.
|_|      The Fund cannot invest in real estate or in interests in real estate. Readily-marketable securities of companies holding real estate or interests in real estate are not considered to be investments in real estate.
|_|      The Fund cannot issue "senior securities," except as permitted by the Act. That restriction does not prohibit the Fund from borrowing money subject to the provisions set forth in this Statement of
              Additional Information, or from entering into margin, collateral or escrow arrangements permitted by its other investment policies.

         |X| Does the Fund Have Additional Restrictions That Are Not "Fundamental" Policies?

         The Fund has additional operating policies, which are stated below, that are not "fundamental," and which can be changed by the Board of Trustees without shareholder approval.

|_|      The Fund cannot invest in physical commodities or physical commodity contracts or buy securities for speculative short-term purposes.  However, the Fund can buy and sell any of the hedging instruments permitted by any of its other policies.  It can also buy and sell options, futures, securities or other instruments backed by physical commodities or whose investment return is linked to changes in the price of physical commodities.

         Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment with the exception of the borrowing policy. The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to concentrate its investments as described above, the Fund has adopted the industry classifications set forth in Appendix A to this Statement of Additional Information. The industry classifications may be changed from time to time by the Fund.

How the Fund is Managed

Organization and History. The Fund is an open-end, non-diversified management investment company with an unlimited number of authorized shares of beneficial interest. The Fund was organized as a Massachusetts business trust on August 2, 2000.

         The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager. Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

         |X|  Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares.  The Trustees may reclassify unissued shares of the Fund into additional series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund currently has five classes of shares: Class A, Class B, Class C, Class N and Class Y.  All classes invest in the same investment portfolio.  Only retirement plans may purchase Class N shares. Only certain institutional investors may elect to purchase Class Y shares.  Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of Shareholders.  As a Massachusetts business trust, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Fund will hold meetings when required to do so by the Investment Company Act or other applicable

law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares, whichever is less.
The Trustees may also take other action as permitted by the Investment Company Act.

         |X|  Shareholder and Trustee Liability.  The Fund's Declaration of Trust contains an express disclaimer of shareholder or Trustee liability for the Fund's obligations. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations.  The Declaration of Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a "partner" under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

         The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees

         The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

         The Board of Trustees has an Audit Committee, a Study Committee and a Proxy Committee.  The members of the Audit Committee are Kenneth Randall (Chairman), Benjamin Lipstein and Edward Regan.  The Audit Committee held four meetings during the Fund's fiscal year ended October 31, 2001. The Audit Committee provides the Board with recommendations regarding the selection of the Fund's independent auditor. The Audit Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from the Fund's independent auditor concerning the Fund's internal accounting procedures, and controls and reviews reports of the Manager's internal auditor, among other duties as set forth in the Committee's charter.

         The members of the Study Committee are Benjamin Lipstein (Chairman), Robert Galli and Elizabeth
Moynihan.  The Study Committee held seven meetings during the Fund's fiscal year ended October 31, 2001.  The
Study Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the
Investment Advisory and Distribution Agreements, transfer and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act of 1940 and other applicable law, among other duties as set forth in the Committee's charter.

         The members of the Proxy Committee are Edward Regan (Chairman), Russell Reynolds and Clayton Yeutter.
The Proxy Committee held one meeting during the fiscal year ended October 31, 2001.  The Proxy Committee provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

Trustees and Officers of the Fund.  The Fund's Trustees and officers and their positions held with the Fund and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed below.  Each of the Trustees except Mr. Murphy are independent trustees, as defined in the
Investment Company Act.  Mr. Murphy is an "interested trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.
Mr. Murphy was elected as a Trustee of the Fund with the understanding that in the event his affiliation with the
Manager is terminated, he will resign as a trustee of the Fund and the other Board I Funds for which he is a trustee or director.  All information is as of December 31, 2001.  All of the Trustees are Trustees or Directors
of the following Oppenheimer funds1 (referred to as "Board I Funds"):

Oppenheimer California Municipal Fund                     Oppenheimer International Growth Fund
Oppenheimer Capital Appreciation Fund                     Oppenheimer International Small Company Fund
Oppenheimer Capital Preservation Fund                     Oppenheimer Money Market Fund, Inc.
Oppenheimer Concentrated Growth Fund                      Oppenheimer Multiple Strategies Fund
Oppenheimer Developing Markets Fund                       Oppenheimer Multi-Sector Income Trust
Oppenheimer Discovery Fund                                Oppenheimer Multi-State Municipal Trust
Oppenheimer Emerging Growth Fund                          Oppenheimer Municipal Bond Fund
Oppenheimer Emerging Technologies Fund                    Oppenheimer New York Municipal Fund
Oppenheimer Enterprise Fund                               Oppenheimer Series Fund, Inc.
Oppenheimer Europe Fund                                   Oppenheimer Special Value Fund
Oppenheimer Global Fund                                   Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                                   Oppenheimer U.S. Government Trust
         In addition to being a trustee or director of the Board I Funds,  Mr.  Galli is also a director or trustee of 10 other portfolios in the OppenheimerFunds complex.

         Messrs. Spiro, Murphy, Bishop, Farrar, Molleur, Wixted , Zack, Amberger, Bartlett and Mses. Feld and
Ives respectively hold the same offices with the other Board I Funds as with the Fund. As of February 5, 2002, the Trustees and officers of the Fund as a group owned of record or beneficially less than 1% of each class of shares of the Fund. The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent Trustee, and his or her family members, do not own securities of either the Manager or Distributor of the Board I Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

Independent Trustees

-------------------------- ------------------------------------------------------ ----------------- ------------------
Name, Address,1 Age,                                                                                Aggregate Dollar
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other    Dollar Range of    Range of Shares
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in    Owned in any of
Served2                    in Fund Complex Overseen by Trustee                        the Fund      the Board I Funds
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Leon Levy, Chairman of     General Partner of Odyssey Partners, L.P.                     $0                $0
the Board of Trustees,     (investment partnership) (since 1982) and Chairman
Trustee since 2001         of the Board of Avatar Holdings, Inc. (real estate
Age: 76                    development) (since 1981). Director/trustee of 31
                           investment companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.
Trustee since 2001         Formerly Vice Chairman of the Manager (October 1995
Age: 68                    - December 1997). Director/trustee of 41 investment           $0         Over $100,0003
                           companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Phillip A. Griffiths,      The Director of the Institute for Advanced Study,
Trustee since 2001         Princeton, N.J. (since 1991), director of GSI
Age: 63                    Lumonics (since 2001) and a member of the National
                           Academy of Sciences (since 1979); formerly (in
                           descending chronological order) a director of
                           Bankers Trust Corporation, Provost and Professor of           $0                $0
                           Mathematics at Duke University, a director of
                           Research Triangle Institute, Raleigh, N.C., and a
                           Professor of Mathematics at Harvard University.
                           Director/trustee of 30 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Benjamin Lipstein,         Professor Emeritus of Marketing, Stern Graduate
Trustee since 2001         School of Business Administration, New York
Age: 78                    University. Director/trustee of 31 investment                 $0           Over $100,000
                           companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------

Elizabeth B.               Author and architectural historian; a trustee of the
Moynihan, Trustee since    Freer Gallery of Art  and Arthur M. Sackler Gallery
2001                       (Smithsonian Institute), Trustees Council of the
Age: 72                    National Building Museum; a member of the Trustees
                           Council, Preservation League of New York State.               $0             $50,001 -
                           Director/trustee of 31 investment companies in the                           $100,000
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Kenneth A. Randall,        A director of Dominion Resources, Inc. (electric              $0           Over $100,000
Trustee since 2001         utility holding company) and Prime Retail, Inc.
Age: 74                    (real estate investment trust); formerly a director
                           of Dominion Energy, Inc. (electric power and oil &
                           gas producer), President and Chief Executive Officer
                           of The Conference Board, Inc. (international
                           economic and business research) and a director of
                           Lumbermens Mutual Casualty Company, American
                           Motorists Insurance Company and American
                           Manufacturers Mutual Insurance Company.
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Edward V. Regan,           President, Baruch College, CUNY; a director of
Trustee since 2001         RBAsset (real estate manager); a director of
Age: 71                    OffitBank; formerly Trustee, Financial Accounting
                           Foundation (FASB and GASB); Senior Fellow of Jerome
                           Levy Economics Institute, Bard College; Chairman of                          $50,001 -
                           Municipal Assistance Corporation for the City of New          $0             $100,000
                           York; New York State Comptroller and Trustee of New
                           York State and Local Retirement Fund.
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Russell S. Reynolds, Jr.,  Chairman of The Directorship Search Group, Inc.
Trustee since 2001         (corporate governance consulting and executive
Age: 70                    recruiting) (since 1993); a director of Professional
                           Staff Limited (a U.K. temporary staffing company)
                           (since 1995); a life trustee of International House           $0         $10,001 - $50,000
                           (non-profit educational organization), and a trustee
                           of the Greenwich Historical Society (since 1996).
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Donald W. Spiro, Vice      Formerly he held the following positions:  Chairman
Chairman of the Board of   Emeritus of the Manager (until August 1999),
Trustees,                  Chairman (November 1987 - January 1991) and a
Trustee since 2001         director (January 1969 - August 1999) of the
Age: 76                    Manager; President and Director of OppenheimerFunds           $0           Over $100,000
                           Distributor, Inc., a subsidiary of the Manager and
                           the Fund's Distributor (July 1978 - January 1992).
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------

Clayton K. Yeutter,
Trustee since 2001         Of Counsel, Hogan & Hartson (a law firm) (since
Age: 71                    1993). Other directorships: Caterpillar, Inc. (since
                           1993); Zurich Financial Services (since 1998);
                           ConAgra, Inc,. (since 1993); FMC Corporation (since
                           1993); Texas Instruments Incorporated (since 1993);
                           and Weyerhaeuser Co. (since 1999); formerly a
                           director of Farmers Group Inc. (1994-2000), Zurich
                           Allied AG (1998-2000) and of Allied Zurich Pl.c               $0                $0
                           (1998-2000). Director/trustee of 31 investment
                           companies in the OppenheimerFunds complex.
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------

Interested Trustee and Officer

-------------------------- ------------------------------------------------------ ----------------- ------------------
Name, Address,5            Principal Occupation(s) During Past 5 Years / Other    Dollar Range of   Aggregate Dollar
                                                                                                     Range of Shares
Age, Position(s) Held                                                                                Owned in any of
with Fund and Length of    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in    the Oppenheimer
Time Served6               in Fund Complex Overseen by Trustee                        the Fund      Funds7
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
John V. Murphy,            Chairman, Chief Executive Officer and director                $0             $50,001 -
President and Trustee      (since June 2001) and President (since September
Trustee since 2001         2000) of the Manager; President and a trustee of
Age: 52                    other Oppenheimer funds; President and a director
                           (since July 2001) of Oppenheimer Acquisition Corp.,
                           the Manager's parent holding company and of
                           Oppenheimer Partnership Holdings, Inc., a holding
                           company subsidiary of the Manager; Director (since
                           November 2001) of OppenheimerFunds Distributor,
                           Inc., a subsidiary of the Manager; Chairman and a
                           director (since July 2001) of Shareholder Services,
                           Inc. and of Shareholder Financial Services, Inc.,
                           transfer agent subsidiaries of the Manager;
                           President and a director (since July 2001) of
                           OppenheimerFunds Legacy Program, a charitable trust
                           program established by the Manager; a director of
                           the following investment advisory subsidiaries of
                           the Manager: OAM Institutional, Inc. and Centennial
                           Asset Management Corporation (since November 2001),
                           HarbourView Asset Management Corporation and OFI
                           Private Investments, Inc. (since July 2002);
                           President (since November 1, 2001) and a director
                           (since July 2001) of Oppenheimer Real Asset
                           Management, Inc., an investment advisor subsidiary
                           of the Manager; a director (since November 2001) of
                           Trinity Investment Management Corp. and Tremont
                           Advisers, Inc., investment advisory affiliates of                            $100,000
                           the Manager; Executive Vice President (since
                           February 1997) of Massachusetts Mutual Life
                           Insurance Company, the Manager's parent company; a
                           director (since June 1995) of DBL Acquisition
                           Corporation; formerly Chief Operating Officer (from
                           September 2000 to June 2001) of the Manager;
                           President and trustee (from November 1999 to
                           November 2001) of MML Series Investment Fund and
                           MassMutual Institutional Funds, open-end investment
                           companies; a director (from September 1999 to August
                           2000) of C.M. Life Insurance Company; President,
                           Chief Executive Officer and director (from September
                           1999 to August 2000) of MML Bay State Life Insurance
                           Company; a director (from June 1989 to June 1998) of
                           Emerald Isle Bancorp and Hibernia Savings Bank,
                           wholly-owned subsidiary of Emerald Isle Bancorp;
                           Executive Vice President Director and Chief
                           Operating Officer (from June 1995 to January 1997)
                           of David L. Babson & Co., Inc., an investment
                           advisor; Chief Operating Officer (from March 1993 to
                           December 1996) of Concert Capital Management, Inc.,
                           an investment advisor.  Director/trustee of 62
                           investment companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- ------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------
Name, Address,8 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Bruce Bartlett, Vice President and Portfolio    Senior  Vice  President  (since  January  1999)  of the  Manager;  an
Manager                                         officer and portfolio  manager of other Oppenheimer  funds.  Prior to
since April 2001                                joining  the  Manager in April,  1995,  he was a Vice  President  and
Age:  51                                        Senior  Portfolio  Manager  at  First  of  America  Investment  Corp.
                                                (September 1986 - April 1995).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Edward J. Amberger, Assistant Vice President    Assistant  Vice  President  of the Manager  (since  August  2001);  a and Associate Portfolio Manager
since April 2001                                Chartered  Financial  Analyst;  a  member  of  the  Asset  Allocation
Age:  38                                        Committee.  Prior to joining the Manager in April 1998 as a member of
                                                the  growth  equity   investment  team,  he  was  an  Assistant  Vice
                                                President  and Senior  Analyst at Morgan  Stanley  Dean  Witter & Co.
                                                (April 1997 - April  1998);  before  that he was a Portfolio  Manager and Research Analyst at the Bank of New York (May 1988 - April 1997).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
                                                Senior Vice President and Treasurer (since March 1999) of the
Brian W. Wixted, Treasurer, Principal           Manager; Treasurer (since March 1999) of HarbourView Asset
Financial and Accounting Officer                Management Corporation, Shareholder Services, Inc., Oppenheimer Real
since April 2001                                Asset Management Corporation, Shareholder Financial Services, Inc.
Age: 42                                         and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
since April 2001                                1996); an officer of other Oppenheimer funds; formerly an Assistant
Age: 42                                         Vice President of the Manager/Mutual Fund Accounting (April 1994 -
                                                May 1996) and a Fund Controller of the Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
since April 2001                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert G. Zack, Secretary                       Senior Vice President (since May 1985) and Acting General Counsel
since October 2001                              (since November 2001) of the Manager; General Counsel and a director
Age: 53                                         (since November 2001) of OppenheimerFunds Distributor, Inc.; Senior
                                                Vice President and General Counsel (since November 2001) of
                                                HarbourView Asset Management Corporation; Vice President and a
                                                director (since November 2000) of Oppenheimer Partnership Holdings,
                                                Inc.; Senior Vice President, General Counsel and a director (since
                                                November 2001) of Shareholder Services, Inc., Shareholder Financial
                                                Services, Inc., OFI Private Investments, Inc., Oppenheimer Trust
                                                Company and OAM Institutional, Inc.; General Counsel (since November
                                                2001) of Centennial Asset Management Corporation; a director (since
                                                November 2001) of Oppenheimer Real Asset Management, Inc.; Assistant
                                                Secretary and a director (since November 2001) of OppenheimerFunds
                                                International Ltd.; Vice President (since November 2001) of
                                                OppenheimerFunds Legacy Program; Secretary (since November 2001) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Associate General Counsel of OppenheimerFunds, Inc.
                                                (May 1981-October 2001); Assistant Secretary of Shareholder
                                                Services, Inc. (May 1985-November 2001), Shareholder Financial
                                                Services, Inc.
                                                (November 1989-November 2001); OppenheimerFunds International Ltd.
                                                and Oppenheimer Millennium Funds plc (October 1997-November 2001).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
since October 2001                              an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel (since July 1999) of the Manager;
since October 2001                              Vice President (since June 1990) of OppenheimerFunds Distributor,
Age: 43                                         Inc.; director (since June 1999) of Centennial Asset Management
                                                Corporation; an officer of other Oppenheimer funds; formerly Vice
                                                President and Associate Counsel of the Manager (June 1990 - July
                                                1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel (since June 1998) of the
since October 2001                              Manager; Vice President (since 1999) of OppenheimerFunds
Age: 36                                         Distributor, Inc.; Vice President and Assistant Secretary (since
                                                1999) of Shareholder Services, Inc.; Assistant Secretary (since
                                                December 2001) of OppenheimerFunds Legacy Program; an officer of other Oppenheimer funds; formerly Assistant Vice President and
                                                Assistant Counsel of the Manager (August 1997 - June 1998);
                                                Assistant Counsel of the Manager (August 1994-August 1997).
----------------------------------------------- ----------------------------------------------------------------------

         |X| Remuneration of Trustees. The officers of the Fund and certain Trustees of the Fund (John V. Murphy)
who are affiliated with the Manager receive no salary or fee from the Fund. The compensation from all of the New
York-based Oppenheimer funds was received as a director, trustee or member of a committee of the boards of those funds during the calendar year 2001.

------------------------------------ -------------------------- ------------------------- ----------------------------
                                                                                          Total
                                                                Retirement                Compensation
                                     Estimated                  Benefits                  From all
                                     Aggregate Compensation     Accrued as Part           New York based Oppenheimer
Trustee's Name                       From Fund1                 of Fund                   Funds (33 Funds)2
And Position                                                    Expenses
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Leon Levy                            $11                        $0                        $173,700
Chairman
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Robert G. Galli3                     $7                         $0                        $202,886
Study Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Phillip Griffiths4                   $3                         $0                        $54,889
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Benjamin Lipstein                    $9                         $0                        $150,152
Study Committee Chairman,
Audit Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Elizabeth B. Moynihan                $7                         $0                        $105,760
Study Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Kenneth A. Randall                   $6                         $0                        $97,012
Audit Committee Chairman
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Edward V. Regan                      $6                         $0                        $95,960
Proxy Committee Member
Audit Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Russell S. Reynolds, Jr.             $5                         $0                        $71,792
Proxy Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Donald W. Spiro                      $4                         $0                        $64,080
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Clayton K. Yeutter5                  $5                         $0                        $71,792
Proxy Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
1 Aggregate compensation includes fees, deferred compensation, if any, and retirement plan benefits accrued for a
Trustee or Director.
2 For the 2001 calendar year.
3 Total compensation for the 2001 calendar year includes $97,126 compensation received for serving as Trustee or
Director of 10 other Oppenheimer funds.
4 Includes $3 deferred under Deferred Compensation Plan described below.
5 Includes $1 deferred under Deferred Compensation Plan described below.

         |X| Retirement Plan for Trustees. The Fund has adopted a retirement plan that provides for payments to retired Trustees. Payments are up to 80% of the average compensation paid during a Trustee's five years of service in which the highest compensation was received. A Trustee must serve as trustee for any of the New
York-based Oppenheimer funds for at least 15 years to be eligible for the maximum payment. Each Trustee's retirement benefits will depend on the amount of the Trustee's future compensation and length of service.
Therefore the amount of those benefits cannot be determined at this time, nor can we estimate the number of years of credited service that will be used to determine those benefits.

         |X| Deferred Compensation Plan for Trustees. The Board of Trustees has adopted a Deferred Compensation
Plan for disinterested trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee. The amount paid to the Trustee under the plan will be determined based upon the performance of the selected funds.

         Deferral of Trustees' fees under the plan will not materially affect the Fund's assets, liabilities or net income per share. The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an Order issued by the Securities and Exchange
Commission, the Fund may invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

         |X| Major Shareholders. As of February 5, 2002 the only person who owned of record or were known by the
Fund to own beneficially 5% or more of any class of the Fund's outstanding shares, and their holdings of that class as of that date, was OppenheimerFunds, Inc., c/o VP Financial Analysis, 6803 South Tucson Way, Englewood,
Colorado, 80112-3924, which owned 760,000.000 Class A shares (representing approximately 99.97% of the Class A shares then outstanding).

The Manager. The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by
MassMutual.

         |X| Code of Ethics. The Fund, the Manager and the Distributor have a Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Fund and other funds advised by the Manager. The
Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         |X| The Investment Advisory Agreement. The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund. The Manager selects securities for the Fund's portfolio and handles its day-to-day business. The portfolio manager of the Fund is employed by the Manager and is the person who is principally responsible for the day-to-day management of the
Fund's portfolio. Other members of the Manager's Equity Portfolio Team provide the portfolio manager with counsel and support in managing the Fund's portfolio.

         The agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

         The Fund pays expenses not expressly assumed by the Manager under the advisory agreement. The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs.
The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole. The fees are allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.  The management fees paid by the Fund to the Manager during the Fund's most recent fiscal year is below.

---------------------------------------------- --------------------------------------------------------------------
Fiscal Year ended 10/31/01:                    Management Fees Paid to OppenheimerFunds, Inc.
---------------------------------------------- --------------------------------------------------------------------
---------------------------------------------- --------------------------------------------------------------------
2001                                           $ 26,213
---------------------------------------------- --------------------------------------------------------------------

         The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss the Fund sustains for any investment adoption of any investment policy, or the purchase, sale or retention of any security.

         The agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser or general distributor. If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

         For the most recent renewal of the Fund's investment advisory agreement in December 2001, the Board considered, with its counsel:  (i) the quality and extent of the services to be provided to the Fund by the
Manager;  (ii) the depth of organization, expertise and experience of the Manager; (iii) the financial resources of the Manager; (iv) the ability of the Manager to retain and attract qualified personnel;  (v) the performance of assets managed by the Manager in the Fund's investment style; (vi) benefits derived by the Manager from its relationship with the Fund, including receipt of tangible and intangible research by allocating the Fund's brokerage per section 28(e) of the Securities Exchange Act of 1934; and (vii) the overall  experience and
reputation of the Manager in providing such services to  investment  companies.   In addition,  the Board
reviewed and  discussed  the terms and  conditions of the investment advisory agreement.  Based upon its review, the Board of Trustees concluded that the terms of the Fund's investment advisory agreement are reasonable, fair and in the best interests of the Fund and its shareholders, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

|X|           Annual Approval of Investment Advisory Agreement. Each year, the Board of Trustees, including a majority of the Independent Trustees, is required to approve the renewal of the investment advisory agreement.
The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the Manager, and
o        The direct and indirect benefits the Manager received from its relationship with the Fund.  These include services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Trustees meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

         In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

Brokerage Policies of the Fund

Brokerage Provisions of the Investment Advisory Agreement. One of the duties of the Manager under the investment advisory agreement is to arrange the portfolio transactions for the Fund. The advisory agreement contains provisions relating to the employment of broker-dealers to effect the Fund's portfolio transactions. The Manager is authorized by the advisory agreement to employ broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ broker-dealers that the Manager thinks, in its best judgment based on all relevant factors, will implement the policy of the Fund to obtain, at reasonable expense, the "best execution" of the Fund's portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable. The Manager need not seek competitive commission bidding. However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board of Trustees.

         Under the investment advisory agreement, the Manager may select brokers (other than affiliates) that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided. Subject to those considerations, as a factor in selecting brokers for the
Fund's portfolio transactions, the Manager may also consider sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment adviser.

Brokerage Practices Followed by the Manager. The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and the procedures and rules described above. Generally, the
Manager's portfolio traders allocate brokerage based upon recommendations from the Manager's portfolio managers.
In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the
Manager's executive officers supervise the allocation of brokerage.

         Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S.
markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market. Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates. Other funds advised by the Manager have investment policies similar to those of the
Fund. Those other funds may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the

securities. If two or more funds advised by the Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

         Most purchases of debt obligations are principal transactions at net prices. Instead of using a broker for those transactions, the Fund normally deals directly with the selling or purchasing principal or market maker unless the Manager determines that a better price or execution can be obtained by using the services of a broker.
Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter. Purchases from dealers include a spread between the bid and asked prices. The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment advisory agreement permits the Manager to allocate brokerage for research services. The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates. The investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of the Manager's other accounts. Investment research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

         Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the
Manager in a non-research capacity (such as bookkeeping or

other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

         The Board of Trustees permits the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board of Trustees permits the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

         The research services provided by brokers broadens the scope and supplements the research activities of the Manager. That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The Manager provides information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

Distribution and Service Plans

The Distributor. Under its General Distributor's Agreement with the Fund, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the Fund's classes of shares. The Distributor is not obligated to sell a specific number of shares. The Distributor bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders.

---------------------------------------------- -------------------------------------------------------------------
Fiscal Year Ended 10/31:                       Total Brokerage Commissions Paid by the Fund1
---------------------------------------------- -------------------------------------------------------------------
---------------------------------------------- -------------------------------------------------------------------
                    2001                                                    $10,9252
---------------------------------------------- -------------------------------------------------------------------
     1 Amounts do not include spreads or concessions on principal transactions on a net trade basis.
     2 During the fiscal year ended 10/31/01, the amount of transactions directed to brokers for research services was $7,658,554 and the amount of the commissions paid to broker-dealers for those services was
     $6,333.

     The sales charges and concessions paid to, or retained by, the Distributor from the sale of shares during the Fund's most recent fiscal year, and the contingent deferred sales charges retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

-------------- ------------------- -------------------
Fiscal Year    Aggregate           Class A Front-End
               Front-End Sales     Sales Charges
               Charges on Class    Retained by
Ended 10/31:   A Shares            Distributor
-------------- ------------------- -------------------
-------------- ------------------- -------------------
    2001              N/A                 N/A
-------------- ------------------- -------------------
Includes amounts retained by a broker-dealer that is an affiliate or a parent of the Distributor.

-------------- ---------------------- --------------------------- ---------------------- --------------------------
Fiscal Year    Concessions on Class   Concessions on Class B      Concessions on Class   Concessions on Class N
Ended 10/31:   A Shares Advanced by   Shares Advanced by          C Shares Advanced by   Shares Advanced by
               Distributor1           Distributor1                Distributor1           Distributor1
-------------- ---------------------- --------------------------- ---------------------- --------------------------
-------------- ---------------------- --------------------------- ---------------------- --------------------------
    2001                N/A                      N/A                       N/A                      N/A
-------------- ---------------------- --------------------------- ---------------------- --------------------------

Distribution and Service Plans. The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

         Each plan has been approved by a vote of the Board of Trustees, including a majority of the Independent
Trustees1, cast in person at a meeting called for the purpose of voting on that plan. Each plan has also been approved by the holders of a "majority" (as defined in the Investment Company Act) of the shares of the applicable class. The shareholder votes for the plans were cast by the Manager as the sole initial holder of each class of shares of the Fund.

         Under the plans, the Manager and the Distributor may make payments to affiliates and, in their sole discretion, from time to time, may use their own resources (at no direct cost to the Fund) to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform. The
Manager may use its profits from the advisory fee it receives from the Fund. In their sole discretion, the
Distributor and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

         Unless a plan is terminated as described below, the plan continues in effect from year to year but only if the Fund's Board of Trustees and its Independent Trustees specifically vote annually to approve its continuance. Approval must be by a vote cast in person at a meeting called for the purpose of voting on continuing the plan. A plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

         The Board of Trustees and the Independent Trustees must approve all material amendments to a plan. An amendment to increase materially the amount of payments to be made under a plan must be approved by shareholders of the class affected by the amendment. Because Class B shares of the Fund automatically convert into Class A shares after six years, the Fund must obtain the approval of both Class A and Class B shareholders for a proposed material amendment to the Class A Plan that would materially increase payments under the Plan. That approval must be by a "majority" (as defined in the Investment Company Act) of the shares of each Class, voting separately by class.

         While the Plans are in effect, the Treasurer of the Fund shall provide separate written reports on the plans to the Board of Trustees at least quarterly for its review. The Reports shall detail the amount of all payments made under a plan, the purpose for which the payments were made and the identity of each recipient of a payment. The reports on the Class B Plan and Class C Plan shall also include the Distributor's distribution costs for that quarter and in the case of the Class B plan the amount of those costs for previous fiscal periods that have been carried forward. Those reports are subject to the review and approval of the Independent Trustees.

         Each Plan states that while it is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in the selection and nomination process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

         Under the plan for a class, no payment will be made to any recipient in any quarter in which the aggregate net asset value of all Fund shares of that class held by the recipient for itself and its customers does not exceed a minimum amount, if any, that may be set from time to time by a majority of the Independent
Trustees. The Board of Trustees has set no minimum amount of assets to qualify for payments  under the plans.

         |_| Class A Service Plan Fees. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions (they are referred to as
"recipients") for personal services and account maintenance services they provide for their customers who hold
Class A shares. The services include, among others, answering customer inquiries about the Fund, assisting in establishing and maintaining accounts in the Fund, making the Fund's investment plans available and providing other services at the request of the Fund or the Distributor. While the plan permits the Board to authorize payments to the Distributor to reimburse itself for services under the plan, the Board has not yet done so. The
Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares, held in the accounts of the recipients or their customers.

         For the fiscal year ended October 31, 2001 there were no payments made under the Class A Plan.  Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.  The Distributor may not use payments received under the Class A Plan to pay any of its interest expenses, carrying charges, or other financial costs, or allocation of overhead.

         |_| Class B, Class C and Class N Service and Distribution Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid. The types of services that recipients provide are similar to the services provided under the Class A service plan, described above.

         The Class B, Class C and Class N plans permit the Distributor to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance. However, the Distributor currently intends to pay the service fee to recipients in advance for the first year after the shares are purchased. After the first year shares are outstanding, the Distributor makes service fee payments quarterly on those shares. The advance payment is based on the net asset value of shares sold.
Shares purchased by exchange do not qualify for the advance service fee payment. If Class B, Class C or Class N shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The asset based sales charge and service fees increase Class B and Class C expenses by 1.00% and increase Class N expenses by 0.50% of the net assets per year of the respective class.

         The Distributor retains the asset-based sales charge on Class B and Class N shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding.  It pays the asset-based sales charge as an ongoing commission to the recipient on Class C shares outstanding for a year or more. If a dealer has a special agreement with the Distributor, the Distributor will pay the Class B, Class C or Class N service fee and the asset-based sales charge on Class C and Class N to the dealer quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

         The asset-based sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares. The
Fund pays the asset-based sales charges to the Distributor for its services rendered in distributing Class B,
Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:

o        pays sales commissions to authorized brokers and dealers at the time of sale and pays service fees as described above,
o        may finance payment of sales commissions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales literature, advertising and prospectuses (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
o        may not be able to adequately compensate dealers that sell Class B, Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o        may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o        may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

       When Class B, Class C or Class N shares are sold without the designation of a broker-dealer, the
Distributor is automatically designated as the broker-dealer of record. In those cases, the Distributor retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

       The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and from the Fund under the plans. If the Class B, Class C or Class N plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated.

         All payments under the Class B, Class C and Class N plans are subject to the limitations imposed by the
Conduct Rules of the National Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of Performance Terminology. The Fund uses a variety of terms to illustrate its investment performance. Those terms include "cumulative total return," "average annual total return," "average annual total return at net asset value" and "total return at net asset value." An explanation of how total returns are calculated is set forth below. For periods of less than one year, the Fund may quote its performance on a non-annualized basis. You can obtain current performance information by calling the Fund's Transfer Agent at
1.800.525.7048.

         The Fund's illustrations of its performance data in advertisements must comply with rules of the
Securities and Exchange Commission. Those rules describe the types of performance data that may be used and how it is to be calculated. In general, any advertisement by the Fund of its performance data must include the average annual total returns for the advertised class of shares of the Fund. Those returns must be shown for the
1-, 5- and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Use of standardized performance calculations enables an investor to compare the Fund's performance to the performance of other funds for the same periods. However, a number of factors should be considered before using the Fund's performance information as a basis for comparison with other investments:

         |_| Total returns measure the performance of a hypothetical account in the Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if your dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.

         |_| The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
         |_| An investment in the Fund is not insured by the FDIC or any other government agency.
         |_| The principal value of the Fund's shares and total returns are not guaranteed and normally will fluctuate on a daily basis.
         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_| Total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future returns.

         The performance of each class of shares is shown separately, because the performance of each class of shares will usually be different. That is because of the different kinds of expenses each class bears. The total returns of each class of shares of the Fund are affected by market conditions, the quality of the Fund's investments, the maturity of debt investments, the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

         |X| Total Return Information. There are different types of "total returns" to measure the Fund's performance. Total return is the change in value of a hypothetical investment in the Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period. Because of differences in expenses for each class of shares, the total returns for each class are separately measured. The cumulative total return measures the change in value over the entire period (for example, ten years). An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period. However, average annual total returns do not show actual year-by-year performance. The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating total returns for Class A shares, the current maximum sales charge of 5.75% (as a percentage of the offering price) is deducted from the initial investment ("P") (unless the return is shown without sales charge, as described below). For Class B shares, payment of the applicable contingent deferred sales charge is applied, depending on the period for which the return is shown: 5.0% in the first year, 4.0% in the second year, 3.0% in the third and fourth years, 2.0% in the fifth year, 1.0% in the sixth year and none thereafter. For Class C shares, the 1% contingent deferred sales charge is deducted for returns for the 1-year period.  For Class N shares the 1% contingent deferred sales charge is deducted for returns for the life-or-class period as applicable.  There is no sales charge for Class Y shares.

         |_| Average Annual Total Return. The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

                                                 [OBJECT OMITTED]

         |_| Cumulative Total Return. The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years. Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis. Cumulative total return is determined as follows:

                                                 [OBJECT OMITTED]

         |_| Total Returns at Net Asset Value. From time to time the Fund may also quote a cumulative or an average annual total return "at net asset value" (without deducting sales charges) for Class A, Class B, Class C or Class N shares. There is no sales charge on Class Y shares.  Each is based on the difference in net asset value per share at the beginning and the end of the period for a hypothetical investment in that class of shares
(without considering front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

-----------------------------------------------------------------------------------------------------------------------
                               The Fund's Total Returns for the Periods Ended 10/31/01
-----------------------------------------------------------------------------------------------------------------------
-------------- -------------------------- -----------------------------------------------------------------------------
  Class of     Cumulative Total Returns                           Average Annual Total Returns
                 (10 years or Life of
   Shares               Class)
-------------- -------------------------- -----------------------------------------------------------------------------
-------------- -------------------------- ------------------------- -------------------------- ------------------------
                                                   1-Year                    5-Year                    10-Year
                                                                       (or life-of-class)        (or life-of-class)
-------------- -------------------------- ------------------------- -------------------------- ------------------------
-------------- ------------ ------------- ----------- ------------- ------------- ------------ ----------- ------------
                  After       Without     After         Without     After Sales     Without    After         Without
                  Sales                   Sales                                      Sales     Sales          Sales
                 Charge     Sales Charge    Charge    Sales Charge     Charge       Charge       Charge      Charge
-------------- ------------ ------------- ----------- ------------- ------------- ------------ ----------- ------------
-------------- ------------ ------------- ----------- ------------- ------------- ------------ ----------- ------------
Class A1       -19.77       -14.87        N/A         N/A           N/A           N/A          N/A         N/A
-------------- ------------ ------------- ----------- ------------- ------------- ------------ ----------- ------------
1.       Inception of Class A:      4/30/01

Other Performance Comparisons. The Fund compares its performance annually to that of an appropriate broadly-based market index in its Annual Report to shareholders. You can obtain that information by contacting the Transfer
Agent at the addresses or telephone numbers shown on the cover of this Statement of Additional Information. The
Fund may also compare its performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

         |_| Lipper Rankings. From time to time the Fund may publish the ranking of the performance of its classes of shares by Lipper, Inc. ("Lipper") is a widely-recognized independent mutual fund monitoring service.
Lipper monitors the performance of regulated investment companies, including the Fund, and ranks their performance for various periods based on categories relating to investment styles. The Fund expects to be ranked in the large cap growth category. The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration. Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |_| Morningstar Ratings and Rankings. From time to time the Fund may publish the star ranking of the performance of its classes of shares by Morningstar, Inc., an independent mutual fund monitoring service.
Morningstar ranks mutual funds in broad investment categories: domestic stock funds, international stock funds, taxable bond funds and municipal bond funds. The Fund expects to be ranked among domestic stock funds.

         Morningstar proprietary star rankings reflect historical risk-adjusted total investment return.  For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM metric each month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's load-adjusted return for the same period, and then adjusting this excess return for risk.  The top 10% of funds in each broad asset class receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10%
  receive 1 star.  The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         The Fund may also compare its performance to that of other funds in its Morningstar category, in addition to its star ratings. Those total return rankings are percentages from one percent to one hundred percent and are not risk adjusted. For example, if a fund is in the 94th percentile, that means that 94% of the funds in the same category performed better than it did.

         |_| Performance Rankings and Comparisons by Other Entities and Publications. From time to time the Fund may include in its advertisements and sales literature performance information about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal, Barron's, or similar publications.
That information may include performance quotations from other sources, including Lipper and Morningstar. The performance of the Fund's classes of shares may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share classes to the return on fixed-income investments available from banks and thrift institutions. Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills. However, the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository obligations may be insured by the FDIC and may provide fixed rates of return. Repayment of principal and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish rankings or ratings of the Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the Oppenheimer funds themselves. Those ratings or rankings of shareholder and investor services by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services. They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds.
The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other
Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information relating to the gross national or gross domestic product of the United States or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

         Additional information is presented below about the methods that can be used to buy shares of the Fund.
Appendix B contains more information about the special sales charge arrangements offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink. When shares are purchased through AccountLink, each purchase must be at least $25. Shares will be purchased on the  regular business day the Distributor is instructed to initiate the Automated Clearing House
("ACH") transfer to buy the shares. That instruction must be received prior to the close of The New York Stock
Exchange that day. Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day after the shares are purchased. The Exchange normally closes at 4:00 P.M., but may close earlier on certain days. The proceeds of ACH transfers are normally received by the Fund 3 days after the transfers are initiated. If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase order. The Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges. As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation and Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the Distributor, dealers and brokers making such sales. No sales charge is imposed in certain other circumstances described in Appendix C to this Statement of Additional Information because the
Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of Accumulation. To qualify for the lower sales charge rates that apply to larger purchases of
Class A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A, Class B and Class N shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A, Class B and Class N shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer) that has multiple accounts. The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

         |X| The Oppenheimer Funds. The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                       Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited-Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund                  OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.
1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial sales charge on the purchase of Class A shares of each of the Oppenheimer funds except the money market funds. Under certain circumstances described in this Statement of Additional Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent. Under a Letter of Intent, if you purchase Class A shares or Class A and Class B shares of the
Fund and other Oppenheimer funds during a 13-month period, you can reduce the sales charge rate that applies to your purchases of Class A shares. The total amount of your intended purchases of both Class A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased during that period. You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's statement in writing to the Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other Oppenheimer funds) during a 13-month period
(the "Letter of Intent period"). At the investor's request, this may include purchases made up to 90 days prior to the date of the Letter. The Letter states the investor's intention to make the aggregate amount of purchases of shares which, when added to the investor's holdings of shares of those funds, will equal or exceed the amount specified in the Letter. Purchases made by reinvestment of dividends or distributions of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter enables an investor to count the Class A and Class B shares purchased under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other Oppenheimer funds)
that applies under the Right of Accumulation to current purchases of Class A shares. Each purchase of Class A shares under the Letter will be made at the offering price (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares. However, if the investor's purchases of shares within the Letter of Intent period, when added to the value (at offering price) of the investor's holdings of shares on the last day of that period, do not equal or exceed the intended purchase amount, the investor agrees to pay the additional amount of sales charge applicable to such purchases. That amount is described in "Terms of Escrow," below (those terms may be amended by the Distributor from time to time). The investor agrees that shares equal in value to 5% of the intended purchase amount will be held in escrow by the Transfer Agent subject to the Terms of Escrow. Also, the investor agrees to be bound by the terms of the Prospectus, this Statement of Additional Information and the Application used for a Letter of Intent. If those terms are amended, as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total eligible purchases made during the Letter of Intent period do not equal or exceed the intended purchase amount, the commissions previously paid to the dealer of record for the account and the amount of sales charge retained by the Distributor will be adjusted to the rates applicable to actual total purchases.
If total eligible purchases during the Letter of Intent period exceed the intended purchase amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the Prospectus, the sales charges paid will be adjusted to the lower rate. That adjustment will be made only if and when the dealer returns to the
Distributor the excess of the amount of commissions allowed or paid to the dealer over the amount of commissions that apply to the actual amount of purchases. The excess commissions returned to the Distributor will be used to purchase additional shares for the investor's account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The Transfer Agent will not hold shares in escrow for purchases of shares of the Fund and other
Oppenheimer funds by OppenheimerFunds prototype 401(k) plans under a Letter of Intent. If the intended purchase amount under a Letter of Intent entered into by an OppenheimerFunds prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period, there will be no adjustment of commissions paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining the total amount of purchases made under a Letter, shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted. It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the Letter in placing any purchase orders for the investor during the Letter of Intent period. All of such purchases must be made through the Distributor.

         |_| Terms of Escrow That Apply to Letters of Intent.

         1.    Out of the initial purchase (or subsequent purchases if necessary) made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended purchase amount specified in the Letter shall be held in escrow by the Transfer Agent. For example, if the intended purchase amount is $50,000, the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a $50,000 purchase). Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

         2.    If the total minimum investment specified under the Letter is completed within the thirteen-month
Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the thirteen-month Letter of Intent period the total purchases pursuant to the
Letter are less than the intended purchase amount specified in the Letter, the investor must remit to the
Distributor an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales charges which would have been paid if the total amount purchased had been made at a single time.
That sales charge adjustment will apply to any shares redeemed prior to the completion of the Letter. If the difference in sales charges is not paid within twenty days after a request from the Distributor or the dealer, the Distributor will, within sixty days of the expiration of the Letter, redeem the number of escrowed shares necessary to realize such difference in sales charges. Full and fractional shares remaining after such redemption will be released from escrow. If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

         4.    By signing the Letter, the investor irrevocably constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

         5.   The shares eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other
                   Oppenheimer funds that were acquired subject to a Class A initial or contingent deferred sales charge or (2) Class B shares of one of the other Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

         6.    Shares held in escrow hereunder will automatically be exchanged for shares of another fund to which an exchange is requested, as described in the section of the Prospectus entitled "How to Exchange Shares"
and the escrow will be transferred to that other fund.

Asset Builder Plans. To establish an Asset Builder Plan to buy shares directly from a bank account, you must enclose a check (the minimum $25) for the initial purchase with your application. Shares purchased by Asset
Builder Plan payments from bank accounts are subject to the redemption restrictions for recent purchases described in the Prospectus. Asset Builder Plans are available only if your bank is an ACH member. Asset Builder
Plans may not be used to buy shares for OppenheimerFunds employer-sponsored qualified retirement accounts. Asset
Builder Plans also enable shareholders of Oppenheimer Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make payments from your bank account to purchase shares of the Fund, your bank account will be debited automatically. Normally the debit will be made two business days prior to the investment dates you selected on your Application. Neither the Distributor, the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish Asset Builder payments, you should obtain a prospectus of the selected fund(s) from your financial advisor (or the Distributor) and request an application from the Distributor. Complete the application and return it. You may change the amount of your Asset Builder payment or you can terminate these automatic investments at any time by writing to the Transfer Agent. The Transfer Agent requires a reasonable period (approximately 15 days) after receipt of your instructions to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement Plans. Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates, as described in Appendix B to this Statement of Additional Information.
Certain special sales charge arrangements described in that Appendix apply to retirement plans whose records are maintained on a daily valuation basis by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") or an
independent record keeper that has a contract or special arrangement with Merrill Lynch. If on the date the plan sponsor signed the Merrill Lynch record keeping service agreement the plan has less than $3 million in assets
(other than assets invested in money market funds) invested in applicable investments, then the retirement plan may purchase only Class B shares of the Oppenheimer funds. Any retirement plans in that category that currently invest in Class B shares of the Fund will have their Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation of Purchase Orders. Cancellation of purchase orders for the Fund's shares (for example, when a purchase check is returned to the Fund unpaid) causes a loss to be incurred when the net asset value of the
Fund's shares on the cancellation date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share multiplied by the number of shares in the purchase order. The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do
so. The Fund may reimburse the Distributor for that amount by redeeming shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

         Each class of shares of the Fund represents an interest in the same portfolio of investments of the
Fund. However, each class has different shareholder privileges and features. The net income attributable to Class
B, Class C, Class N or Class Y shares and the dividends payable on Class B, Class C, Class N or Class Y shares will be reduced by incremental expenses borne solely by that class. Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

         The availability of different classes of shares permits an investor to choose the method of purchasing shares that is more appropriate for the investor. That may depend on the amount of the purchase, the length of time the investor expects to hold shares, and other relevant circumstances. Class A shares normally are sold subject to an initial sales charge. While Class B, Class C and Class N shares have no initial sales charge, the purpose of the deferred sales charge and asset-based sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate the Distributor and brokers, dealers and financial institutions that sell shares of the Fund. A salesperson who is entitled to receive compensation from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares than another.

         The Distributor will not accept any order in the amount of $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including dealer "street name" or omnibus accounts). That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of Class A shares subject to a contingent deferred sales charge as described in the Prospectus, no sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class A shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which
Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the Oppenheimer funds are added as an investment option under that plan.
Additionally, that concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |_| Class B Conversion. The conversion of Class B shares to Class A shares after six years is subject to the continuing availability of a private letter ruling from the Internal Revenue Service, or an opinion of counsel or tax adviser, to the effect that the conversion of Class B shares does not constitute a taxable event for the shareholder under federal income tax law. If such a revenue ruling or opinion is no longer available, the automatic conversion feature may be suspended, in which event no further conversions of Class B shares would occur while such suspension remained in effect. Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the shareholder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |_| Allocation of Expenses. The Fund pays expenses related to its daily operations, such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing costs. Those expenses are paid out of the
Fund's assets and are  not paid directly by shareholders. However, those expenses reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses. General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class. Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses, Statements of Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class. Examples of such expenses include distribution and  service plan (12b-1)
fees, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination of Net Asset Values Per Share. The net asset values per share of each class of shares of the Fund are determined as of the close of business of The New York Stock Exchange on each day that the Exchange is open.
The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a holiday).

         The Exchange's most recent annual announcement (which is subject to change) states that it will close on
New Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Good Friday, Memorial Day, Independence Day, Labor
Day, Thanksgiving Day and Christmas Day. It may also close on other days.

         Dealers other than Exchange members may conduct trading in certain securities on days on which the
Exchange is closed (including weekends and holidays) or after 4:00 P.M. on a regular business day.  Because the
Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on
European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The New
York Stock Exchange.

         Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock Exchange, will not be reflected in the Fund's calculation of its net asset values that day unless the Board of Trustees determines that the event is likely to effect a material change in the value of the security.  If such determination is made, the Manager, acting through an internal valuation committee, will establish a valuation for such security subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

         |X| Securities Valuation. The Fund's Board of Trustees has established procedures for the valuation of the Fund's securities. In general those procedures are as follows:

         |_| Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
             (2)  if sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and
                  "asked" prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.
         |_| Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
             (1)  at the last sale price available to the pricing service approved by the Board of Trustees, or
             (2)  at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
             (3)  at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
         |_| Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.
         |_| The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
             (1)  debt instruments that have a maturity of more than 397 days when issued,
             (2)  debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
             (3)  non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
         |_| The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
             (1)  money market debt securities held by a non-money market fund that had a maturity of less than
                  397 days when issued that have a remaining maturity of 60 days or less, and
             (2)  debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
         |_| Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board's procedures. If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Trustees. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

         The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, as determined by a pricing service approved by the Board of Trustees or by the Manager. If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on
NASDAQ on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on
NASDAQ on the valuation date. If the put, call or future is not traded on an exchange or on NASDAQ, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option, an amount equal to the premium received is included in the Fund's
Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the
Fund's gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received. If a call or put written by the Fund expires, the Fund has a gain in the amount of the premium.
If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The information below supplements the terms and conditions for redeeming shares set forth in the
Prospectus.

Reinvestment Privilege. Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
         |_| Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
         |_| Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange Shares" below.
Reinvestment will be at the net asset value next computed after the Transfer Agent receives the reinvestment order. The shareholder must ask the Transfer Agent for that privilege at the time of reinvestment. This privilege does not apply to Class C, Class N or Class Y shares. The Fund may amend, suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was realized when the shares were redeemed is taxable, and reinvestment will not alter any capital gains tax payable on that gain. If there has been a capital loss on the redemption, some or all of the loss may not be tax deductible, depending on the timing and amount of the reinvestment. Under the Internal
Revenue Code, if the redemption proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge, the shareholder's basis in the shares of the Fund that were redeemed may not include the amount of the sales charge paid. That would reduce the loss or increase the gain recognized from the redemption. However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind". The Prospectus states that payment for shares tendered for redemption is ordinarily made in cash. However, under certain circumstances, the Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment of a redemption order wholly or partly in cash.

         The Fund has elected to be governed by Rule 18f-1 under the Investment Company Act. Under that rule, the
Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the
Fund during any 90-day period for any one shareholder. If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash. The Fund will value securities used to pay redemptions in kind using the same method the Fund uses to value its portfolio securities described above under "Determination of Net Asset Values Per Share." That valuation will be made as of the time the redemption price is determined.

Involuntary Redemptions. The Fund's Board of Trustees has the right to cause the involuntary redemption of the shares held in any account if the aggregate net asset value of those shares is less than $500 or such lesser amount as the Board may fix. The Board will not cause the involuntary redemption of shares in an account if the aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market fluctuations. If the Board exercises this right, it may also fix the requirements for any notice to be given to the shareholders in question (not less than 30 days). The Board may alternatively set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares. A transfer of shares to a different registration is not an event that triggers the payment of sales charges. Therefore, shares are not subject to the payment of a contingent deferred sales charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute assignment, gift or bequest, as long as it does not involve, directly or indirectly, a public sale of the shares. When shares subject to a contingent deferred sales charge are transferred, the transferred shares will remain subject to the contingent deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are transferred, and some but not all shares in the account would be subject to a contingent deferred sales charge if redeemed at the time of transfer, the priorities described in the Prospectus under "How to Buy Shares" for the imposition of the Class B, Class N or Class C contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions From Retirement Plans. Requests for distributions from OppenheimerFunds-sponsored IRAs, 403(b)(7)
custodial plans, 401(k) plans or pension or profit-sharing plans should be addressed to "Trustee,
OppenheimerFunds Retirement Plans," c/o the Transfer Agent at its address listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information. The request must
         (1)   state the reason for the distribution;
         (2)   state the owner's awareness of tax penalties if the distribution is premature; and
         (3)   conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed persons) in OppenheimerFunds-sponsored pension or profit-sharing plans with shares of the Fund held in the name of the plan or its fiduciary may not directly request redemption of their accounts. The plan administrator or fiduciary must sign the request.

         Distributions from pension and profit sharing plans are subject to special requirements under the
Internal Revenue Code and certain documents (available from the Transfer Agent) must be completed and submitted to the Transfer Agent before the distribution may be made. Distributions from retirement plans are subject to withholding requirements under the Internal Revenue Code, and IRS Form W-4P (available from the Transfer Agent)
must be submitted to the Transfer Agent with the distribution request, or the distribution may be delayed. Unless the shareholder has provided the Transfer Agent with a certified tax identification number, the Internal Revenue
Code requires that tax be withheld from any distribution even if the shareholder elects not to have tax withheld.
The Fund, the Manager, the Distributor, and the Transfer Agent assume no responsibility to determine whether a distribution satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special Arrangements for Repurchase of Shares from Dealers and Brokers. The Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers on behalf of their customers. Shareholders should contact their broker or dealer to arrange this type of redemption. The repurchase price per share will be the net asset value next computed after the Distributor receives an order placed by the dealer or broker. However, if the
Distributor receives a repurchase order from a dealer or broker after the close of The New York Stock Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes. Normally, the Exchange closes at 4:00
P.M., but may do so earlier on some days. Additionally, the order must have been transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily, for accounts redeemed by a broker-dealer under this procedure, payment will be made within three business days after the shares have been redeemed upon the Distributor's receipt of the required redemption documents in proper form. The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic Withdrawal and Exchange Plans. Investors owning shares of the Fund valued at $5,000 or more can authorize the Transfer Agent to redeem shares (having a value of at least $50) automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Withdrawal Plan. Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the payment. Automatic withdrawals of up to
$1,500 per month may be requested by telephone if payments are to be made by check payable to all shareholders of record. Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days. Required minimum distributions from OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders having AccountLink privileges (see "How To Buy
Shares") may arrange to have Automatic Withdrawal Plan payments transferred to the bank account designated on the
Account Application or by signature-guaranteed instructions sent to the Transfer Agent. Shares are normally redeemed pursuant to an Automatic Withdrawal Plan three business days before the payment transmittal date you select in the Account Application. If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee receipt of a payment on the date requested. The Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice. Because of the sales charge assessed on Class A share purchases, shareholders should not make regular additional Class A share purchases while participating in an Automatic Withdrawal Plan. Class B, Class C and Class N shareholders should not establish automatic withdrawal plans, because of the potential imposition of the contingent deferred sales charge on such withdrawals (except where the Class B, Class C or Class N contingent deferred sales charge is waived as described in Appendix B to this Statement of Additional Information).

         By requesting an Automatic Withdrawal or Exchange Plan, the shareholder agrees to the terms and conditions that apply to such plans, as stated below. These provisions may be amended from time to time by the
Fund and/or the Distributor. When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic Exchange Plans. Shareholders can authorize the Transfer Agent to exchange a pre-determined amount of shares of the Fund for shares (of the same class) of other Oppenheimer funds automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Exchange Plan. The minimum amount that may be exchanged to each other fund account is $25. Instructions should be provided on the OppenheimerFunds Application or signature-guaranteed instructions. Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to Exchange Shares" in the Prospectus and below in this Statement of Additional
Information.

         |X| Automatic Withdrawal Plans. Fund shares will be redeemed as necessary to meet withdrawal payments.
Shares acquired without a sales charge will be redeemed first. Shares acquired with reinvested dividends and capital gains distributions will be redeemed next, followed by shares acquired with a sales charge, to the extent necessary to make withdrawal payments. Depending upon the amount withdrawn, the investor's principal may be depleted. Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's Automatic Withdrawal Plan as agent for the shareholder(s) (the "Planholder") who executed the Plan authorization and application submitted to the Transfer
Agent. Neither the Fund nor the Transfer Agent shall incur any liability to the Planholder for any action taken or not taken by the Transfer Agent in good faith to administer the Plan. Share certificates will not be issued for shares of the Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the Planholder on the records of the Fund. Any share certificates held by a Planholder may be surrendered unendorsed to the Transfer Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

         For accounts subject to Automatic Withdrawal Plans, distributions of capital gains must be reinvested in shares of the Fund, which will be done at net asset value without a sales charge. Dividends on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make withdrawal payments at the net asset value per share determined on the redemption date. Checks or AccountLink payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date selected for receipt of the payment, according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of disbursement payments and the address to which checks are to be mailed or
AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer
Agent. The Planholder should allow at least two weeks' time after mailing such notification for the requested change to be put in effect. The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan. That notice must be in proper form in accordance with the requirements of the then-current Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The Planholder may terminate a Plan at any time by writing to the Transfer Agent. The Fund may also give directions to the Transfer Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally incapacitated. Upon termination of a Plan by the Transfer Agent or the Fund, shares that have not been redeemed will be held in uncertificated form in the name of the Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt, the Planholder may request issuance of a portion of the shares in certificated form. Upon written request from the Planholder, the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the Transfer Agent ceases to act as transfer agent for the Fund, the Planholder will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds. Shares of
Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at
1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market
         Fund, Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust,
         Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust, and Centennial America
         Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored
         401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
         Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other
         Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
         Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
         acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
         Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money
         Market Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund. Only
         participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer
         Capital Preservation Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
         Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the
         Class A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of
         Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early
         Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index
         Fund and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the Distributor. Shares of any money market fund purchased without a sales charge may be exchanged for shares of Oppenheimer funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of
Oppenheimer Money Market Fund, Inc. are purchased. If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time. Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law. It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege. That 60 day notice is not required in extraordinary circumstances.

         |_| How Exchanges Affect Contingent Deferred Sales Charges. No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge. However, when Class A shares acquired by exchange of Class A shares of other Oppenheimer funds purchased subject to a
Class A contingent deferred sales charge are redeemed within 18 months of the end of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares. The Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within 6 years of the initial purchase of the exchanged Class B shares. The Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within 12 months of the initial purchase of the exchanged Class C shares. With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are redeemed to effect an exchange, the priorities described in
"How To Buy Shares" in the Prospectus for the imposition of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which the shares are exchanged. Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares. Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

         |_| Limits on Multiple Exchange Orders. The Fund reserves the right to reject telephone or written exchange requests submitted in bulk by anyone on behalf of more than one account. The Fund may accept requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |_| Telephone Exchange Requests. When exchanging shares by telephone, a shareholder must have an existing account in the fund to which the exchange is to be made. Otherwise, the investors must obtain a
Prospectus of that fund before the exchange request may be submitted. If all telephone lines are busy (which might occur, for example, during periods of substantial market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |_| Processing Exchange Requests. Shares to be exchanged are redeemed on the regular business day the
Transfer Agent receives an exchange request in proper form (the "Redemption Date"). Normally, shares of the fund to be acquired are purchased on the Redemption Date, but such purchases may be delayed by either fund up to five business days if it determines that it would be disadvantaged by an immediate transfer of the redemption proceeds. The Fund reserves the right, in its discretion, to refuse any exchange request that may disadvantage
it. For example, if the receipt of multiple exchange requests from a dealer might require the disposition of portfolio securities at a time or at a price that might be disadvantageous to the Fund, the Fund may refuse the request. When you exchange some or all of your shares from one fund to another, any special account feature such as an Asset Builder Plan or Automatic Withdrawal Plan, will be switched to the new fund account unless you tell the Transfer Agent not to do so. However, special redemption and exchange features such as Automatic Exchange
Plans and Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In connection with any exchange request, the number of shares exchanged may be less than the number requested if the exchange or the number requested would include shares subject to a restriction cited in the
Prospectus or this Statement of Additional Information, or would include shares covered by a share certificate that is not tendered with the request. In those cases, only the shares available for exchange without restriction will be exchanged.

         The different Oppenheimer funds available for exchange have different investment objectives, policies and risks. A shareholder should assure that the fund selected is appropriate for his or her investment and should be aware of the tax consequences of an exchange. For federal income tax purposes, an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another. "Reinvestment Privilege,"
above, discusses some of the tax consequences of reinvestment of redemption proceeds in such cases. The Fund, the
Distributor, and the Transfer Agent are unable to provide investment, tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

         Dividends and Distributions. The Fund has no fixed dividend rate and there can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and distributions paid by a class of shares will vary from time to time depending on market conditions, the composition of the Fund's portfolio, and expenses borne by the Fund or borne separately by a class. Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares. However, dividends on Class B, Class C and Class N shares are expected to be lower than dividends on Class A and Class Y shares. That is because of the effect of the asset-based sales charge on Class B, Class C and Class N shares. Those dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends, distributions and proceeds of the redemption of Fund shares represented by checks returned to the Transfer Agent by the Postal Service as undeliverable will be invested in shares of Oppenheimer Money Market
Fund, Inc. Reinvestment will be made as promptly as possible after the return of such checks to the Transfer
Agent, to enable the investor to earn a return on otherwise idle funds. Unclaimed accounts may be subject to state escheatment laws, and the Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the
Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the  Prospectus and this Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial, or administrative action,  sometimes with retroactive effect. State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code described below.  Potential  purchasers of shares of the
Fund are urged to consult  their tax advisers  with specific  reference to their own tax  circumstances  as well as the consequences of federal*, state and local tax rules affecting an investment in the Fund.

         ?    Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. As a regulated investment company, the Fund is not subject to federal income tax on the portion of its investment company taxable income
(that is, taxable interest, dividends, other taxable ordinary income net of expenses, and net short-term capital gain in excess of long-term capital loss) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders.  That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the
Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the
Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              ?   Excise Tax on Regulated  Investment  Companies.  Under the Internal  Revenue Code, by December 31
each year, the Fund must  distribute 98% of its taxable  investment  income earned from January 1 through  December
31 of that year and 98% of its  capital  gains  realized in the period  from  November 1 of the prior year  through
October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.
It is  presently  anticipated  that the Fund will meet those  requirements.  To meet this  requirement,  in certain circumstances  the Fund might be required to liquidate  portfolio  investments to make sufficient  distributions to avoid excise tax liability.  However,  the Board of Trustees and the Manager might  determine in a particular  year that it would  be in the best  interests  of  shareholders  for the  Fund  not to make  such  distributions  at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

         ?    Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.
The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35%
corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions  by the Fund will be  treated in the  manner  described  above  regardless  of  whether  the distributions  are paid in cash or reinvested in additional  shares of the Fund (or of another fund).  Shareholders receiving a  distribution  in the form of  additional  shares will be treated as  receiving  a  distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         ?    Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares,
                                                                                             -
the shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within
30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

         ?    Foreign Shareholders.  Taxation of a shareholder who under United States law is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership depends on whether the shareholder's income from the Fund is effectively connected with a U.S. trade or business carried on by such shareholder.

         If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder will be subject to U.S.
withholding tax. The rate of the tax depends on a number of factors. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S.
federal income tax at the rates applicable to U.S. citizens or domestic corporations.

         In the case of a foreign non-corporate shareholder, the Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless the shareholder furnishes the Fund with proper notification of their foreign status.

         The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Dividend Reinvestment in Another Fund. Shareholders of the Fund may elect to reinvest all dividends and/or capital gains distributions in shares of the same class of any of the other Oppenheimer funds listed above.
Reinvestment will be made without sales charge at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution. To elect this option, the shareholder must notify the Transfer Agent in writing and must have an existing account in the fund selected for reinvestment. Otherwise the shareholder first must obtain a prospectus for that fund and an application from the Distributor to establish an account. Dividends and/or distributions from shares of certain other Oppenheimer funds (other than Oppenheimer
Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor. The Fund's shares are sold through dealers, brokers and other financial institutions that have a sales agreement with OppenheimerFunds Distributor, Inc., a subsidiary of the Manager that acts as the Fund's
Distributor. The Distributor also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is a division of the Manager. It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions.
It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian. The Bank of New York is the Custodian of the Fund's assets. The Custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund. It is the practice of the Fund to deal with the Custodian in a manner uninfluenced by any banking relationship the Custodian may have with the Manager and its affiliates. The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit insurance. Those uninsured balances at times may be substantial.

Independent Auditors. KPMG LLP are the independent auditors of the Fund. They audit the Fund's financial statements and perform other related audit services. They also act as auditors for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Oppenheimer Concentrated Growth Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Concentrated Growth Fund, including the statement of investments, as of October 31, 2001, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the period from April
30, 2001 (inception of offering) to October 31, 2001. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001, by correspondence with the custodian.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Concentrated Growth Fund as of October 31, 2001, the results of its operations, the changes in its net assets, and the financial highlights for the period from April 30, 2001 (inception of offering) to October 31, 2001, in conformity with accounting principles generally accepted in the United States of
America.

KPMG LLP

Denver, Colorado
November 21, 2001

STATEMENT OF INVESTMENTS                     OCTOBER 31, 2001

                                                                                                              MARKET VALUE
                                                                                          SHARES              SEE NOTE 1

-----------------------------------------------------------------------------------------------------------------------
Common Stocks - 80.5%
-----------------------------------------------------------------------------------------------------------------------
CAPITAL GOODS - 8.1%
-----------------------------------------------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT - 3.9%
-----------------------------------------------------------------------------------------------------------------------
General Electric Co.                                                                       7,000              $254,870
-----------------------------------------------------------------------------------------------------------------------
MANUFACTURING - 4.2%
-----------------------------------------------------------------------------------------------------------------------
Tyco International Ltd.                                                                    5,500               270,270
-----------------------------------------------------------------------------------------------------------------------
CONSUMER CYCLICALS - 11.1%
-----------------------------------------------------------------------------------------------------------------------
LEISURE & ENTERTAINMENT - 3.5%
-----------------------------------------------------------------------------------------------------------------------
Harley-Davidson, Inc.                                                                      5,000               226,300
-----------------------------------------------------------------------------------------------------------------------
RETAIL:  GENERAL - 3.5%
-----------------------------------------------------------------------------------------------------------------------
Costco Wholesale Corp.                                                (1)                  6,000               226,980
-----------------------------------------------------------------------------------------------------------------------
RETAIL:  SPECIALTY - 4.1%
-----------------------------------------------------------------------------------------------------------------------
Lowe's Cos., Inc.                                                                          7,800               265,980
-----------------------------------------------------------------------------------------------------------------------
CONSUMER STAPLES - 8.3%
-----------------------------------------------------------------------------------------------------------------------
BEVERAGES - 3.0%
-----------------------------------------------------------------------------------------------------------------------
PepsiCo, Inc.                                                                              4,000               194,840
-----------------------------------------------------------------------------------------------------------------------
ENTERTAINMENT - 2.8%
-----------------------------------------------------------------------------------------------------------------------
Viacom, Inc., Cl. B                                                   (1)                  5,000               182,550
-----------------------------------------------------------------------------------------------------------------------
FOOD & DRUG RETAILERS - 2.5%
-----------------------------------------------------------------------------------------------------------------------
Walgreen Co.                                                                               5,000               161,900
-----------------------------------------------------------------------------------------------------------------------
FINANCIAL - 15.6%
-----------------------------------------------------------------------------------------------------------------------
BANKS - 0.9%
-----------------------------------------------------------------------------------------------------------------------
Bank of America Corp.                                                                      1,000                58,990
-----------------------------------------------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL - 10.5%
-----------------------------------------------------------------------------------------------------------------------
Citigroup, Inc.                                                                            5,300               241,256
-----------------------------------------------------------------------------------------------------------------------
Freddie Mac                                                                                4,500               305,190
-----------------------------------------------------------------------------------------------------------------------
Household International, Inc.                                                              2,500               130,750
                                                                                                       ----------------
                                                                                                               677,196
-----------------------------------------------------------------------------------------------------------------------
INSURANCE - 4.2%
-----------------------------------------------------------------------------------------------------------------------
American International Group, Inc.                                                         3,500               275,100
-----------------------------------------------------------------------------------------------------------------------
HEALTHCARE - 14.1%
-----------------------------------------------------------------------------------------------------------------------
HEALTHCARE/DRUGS - 8.3%
-----------------------------------------------------------------------------------------------------------------------
Johnson & Johnson                                                                          1,900               110,029
-----------------------------------------------------------------------------------------------------------------------
Pfizer, Inc.                                                                               7,800               326,820
-----------------------------------------------------------------------------------------------------------------------
UnitedHealth Group, Inc.                                                                   1,500                98,625
                                                                                                       ----------------
                                                                                                               535,474
-----------------------------------------------------------------------------------------------------------------------
HEALTHCARE/SUPPLIES & SERVICES - 5.8%
-----------------------------------------------------------------------------------------------------------------------
Baxter International, Inc.                                                                 4,400               212,828
-----------------------------------------------------------------------------------------------------------------------
Medtronic, Inc.                                                                            4,000               161,200
                                                                                                       ----------------
                                                                                                               374,028
-----------------------------------------------------------------------------------------------------------------------
TECHNOLOGY - 23.3%
-----------------------------------------------------------------------------------------------------------------------
COMPUTER HARDWARE - 6.4%
-----------------------------------------------------------------------------------------------------------------------
Sun Microsystems, Inc.                                                (1)                 15,000               152,250
-----------------------------------------------------------------------------------------------------------------------
Taiwan Semiconductor Manufacturing Co. Ltd., ADR                                          20,000               258,200
                                                                                                       ----------------
                                                                                                               410,450
-----------------------------------------------------------------------------------------------------------------------
COMPUTER SERVICES - 4.7%
-----------------------------------------------------------------------------------------------------------------------
First Data Corp.                                                                           4,500               304,065

2  Oppenheimer Concentrated Growth Fund

STATEMENT OF INVESTMENTS  CONTINUED
                                                                                                            MARKET VALUE
                                                                                        SHARES              SEE NOTE 1

-----------------------------------------------------------------------------------------------------------------------
Computer Software - 6.9%
-----------------------------------------------------------------------------------------------------------------------
AOL Time Warner, Inc.                                                 (1)                  5,000            $  156,050
-----------------------------------------------------------------------------------------------------------------------
Microsoft Corp.                                                       (1)                  5,000               290,750
                                                                                                       ----------------
                                                                                                               446,800
-----------------------------------------------------------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT - 5.3%
-----------------------------------------------------------------------------------------------------------------------
Nokia Corp., Sponsored ADR, A Shares                                                      10,500               215,355
-----------------------------------------------------------------------------------------------------------------------
QUALCOMM, Inc.                                                        (1)                  2,600               127,712
                                                                                                       ----------------
                                                                                                               343,067
                                                                                                       ----------------
Total Common Stocks (Cost $5,964,144)                                                                        5,208,860

                                                                                        PRINCIPAL
                                                                                        AMOUNT
-----------------------------------------------------------------------------------------------------------------------
Repurchase Agreements - 19.5%
-----------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Banc One Capital Markets, Inc.,
2.54%, dated 10/31/01, to be repurchased at $600,042 on
11/1/01, collateralized by U.S. Treasury Bonds, 11.125%,
8/15/03, with a value of $182,507, U.S. Treasury Nts.,
6.125%--7.25%, 12/31/01--2/15/10, with a value of $203,680
and U.S. Treasury Bills, 11/8/01--3/28/02, with a value of
$225,921                                                                                $600,000               600,000
-----------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Zion First National Bank, 2.54%,
dated 10/31/01, to be repurchased at $659,047 on 11/1/01,
collateralized by U.S. Treasury Nts., 4.75%--7%, 12/31/01
--2/15/10, with a value of $607,463 and U.S. Treasury Bills,
4/25/02, with a value of $65,232                                                         659,000               659,000
                                                                                                       ----------------
Total Repurchase Agreements (Cost $1,259,000)                                                                1,259,000

-----------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE (COST $7,223,144)                                              100.0%            6,467,860
-----------------------------------------------------------------------------------------------------------------------
OTHER ASSETS NET OF LIABILITIES                                                              0.0                   269
                                                                                   --------------    ------------------
NET ASSETS                                                                                100.0%            $6,468,129
                                                                                   ==============    ==================

1.  Non-income-producing security.

See accompanying Notes to Financial Statements.

3  Oppenheimer Concentrated Growth Fund

STATEMENT OF ASSETS AND LIABILITIES            OCTOBER 31, 2001

----------------------------------------------------------------------------------------------------------------------------
ASSETS

Investments, at value (including repurchase agreements of $1,259,000)
(cost $7,223,144) - see accompanying statement                                                                   $6,467,860
----------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                    336
----------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Amounts due from OFI                                                                                                  8,738
Interest and dividends                                                                                                  314
Other                                                                                                                   120
                                                                                                      ----------------------
Total assets                                                                                                      6,477,368

----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Payables and other liabilities:
Registration and filing fees                                                                                          1,875
Trustees' compensation                                                                                                    4
Other                                                                                                                 7,360
                                                                                                      ----------------------
Total liabilities                                                                                                     9,239

----------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                       $6,468,129
                                                                                                      ======================

----------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                                  $7,600,994
----------------------------------------------------------------------------------------------------------------------------
Accumulated net investment income                                                                                        58
----------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                                                    (377,639)
----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments                                                          (755,284)
                                                                                                      ----------------------
NET ASSETS                                                                                                       $6,468,129
                                                                                                      ======================

----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Class A Shares:

Net asset value and redemption price per share (based on net assets of
$6,468,129 and 760,117 shares of beneficial interest outstanding)                                                     $8.51
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                                                           $9.03

See accompanying Notes to Financial Statements.

4  Oppenheimer Concentrated Growth Fund

STATEMENT OF OPERATIONS      FOR THE PERIOD FROM APRIL 30, 2001 (INCEPTION OF OFFERING) TO OCTOBER 31, 2001

----------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME

Interest                                                                                                            $19,998
----------------------------------------------------------------------------------------------------------------------------
Dividends                                                                                                            18,698
                                                                                                      ----------------------
Total income                                                                                                         38,696

----------------------------------------------------------------------------------------------------------------------------
EXPENSES
Management fees                                                                                                      26,213
----------------------------------------------------------------------------------------------------------------------------
Distribution and service plan fees                                                                                    8,686
----------------------------------------------------------------------------------------------------------------------------
Legal, auditing and other professional fees                                                                           2,953
----------------------------------------------------------------------------------------------------------------------------
Registration and filing fees                                                                                          1,875
----------------------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                           1,032
----------------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                                   63
----------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                 7,534
                                                                                                      ----------------------
Total expenses                                                                                                       48,356
Less reduction to custodian expenses                                                                                 (1,032)
Less reduction to excess expenses                                                                                    (8,686)
                                                                                                      ----------------------
Net expenses                                                                                                         38,638

----------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                                                                    58

----------------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on investments                                                                            (377,639)
----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on investments                                                (755,284)
                                                                                                      ----------------------
Net realized and unrealized gain (loss)                                                                          (1,132,923)

----------------------------------------------------------------------------------------------------------------------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                            ($1,132,865)
                                                                                                      ======================

See accompanying Notes to Financial Statements.

5  Oppenheimer Concentrated Growth Fund

STATEMENT OF CHANGES IN NET ASSETS

                                                                                                                 PERIOD ENDED
                                                                                                                 OCTOBER 31, 2001(1)
----------------------------------------------------------------------------------------------------------------------------
OPERATIONS

Net investment income (loss)                                                                                            $58
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                                           (377,639)
----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                                               (755,284)
                                                                                                      ----------------------
Net increase (decrease) in net assets resulting from operations                                                  (1,132,865)

----------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Class A                                                                                                           7,500,994

----------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase                                                                                                    6,368,129
----------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                                                 100,000 (2)
                                                                                                      ----------------------
End of period (including accumulated net investment income
of $58 for the period ended October 31, 2001)                                                                    $6,468,129
                                                                                                      ======================

1.  For the period from April 30, 2001 (inception of offering) to October 31,
2001.
2.  Reflects the value of the Manager's initial seed money investment at April
23, 2001.

See accompanying Notes to Financial Statements.

6  Oppenheimer Concentrated Growth Fund

FINANCIAL HIGHLIGHTS

                                                             CLASS A
                                                             ----------------------
                                                             PERIOD ENDED
                                                             OCTOBER 31, 2001(1)
-----------------------------------------------------------------------------------

PER SHARE OPERATING DATA
Net asset value, beginning of period                         $10.00
------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                            -- (2)
Net realized and unrealized gain (loss)                       (1.49)
                                                             -----------

Total income (loss) from investment operations                (1.49)
------------------------------------------------------------------------
Net asset value, end of period                               $ 8.51
                                                             ===========
------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(3)                          (14.87)%
------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                     $6,468
------------------------------------------------------------------------
Average net assets (in thousands)                            $6,889
------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                         0.00%
Expenses                                                      1.38%
Expenses, net of reduction to custodian expenses              1.35%
Expenses, net of reduction to excess expenses                 1.13%
------------------------------------------------------------------------
Portfolio turnover rate                                         67%

1.  For the period from April 30, 2001 (inception of offering) to October 31,
2001.
2.  Less than $0.005 per share.
3.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

 7  Oppenheimer Concentrated Growth Fund

NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Concentrated Growth Fund (the Fund) is registered under the
Investment Company Act of 1940, as amended, as a non-diversified, open-end management investment company. The Fund's investment objective is to seek capital appreciation. The Fund's investment advisor is OppenheimerFunds, Inc.
(the Manager). As of October 31, 2001, the majority of Class A shares were owned by the Manager.

The Fund offers Class A shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. The following is a summary of significant accounting policies consistently followed by the
Fund.

SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

REPURCHASE AGREEMENTS. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

FEDERAL TAXES. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

As of October 31, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

EXPIRING
---------------------------------
2009                    $377,639

TRUSTEES' COMPENSATION. The Fund has adopted a nonfunded retirement plan for the
Fund's independent Board of Trustees. Benefits are based on years of service and fees paid to each trustee during the years of service.

The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund. Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more
Oppenheimer funds selected by the trustee. The amount paid to the Board of
Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.

 8  Oppenheimer Concentrated Growth Fund

NOTES TO FINANCIAL STATEMENTS  CONTINUED

1.   SIGNIFICANT ACCOUNTING POLICIES continued
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

CLASSIFICATION OF DISTRIBUTIONS TO SHAREHOLDERS. Net investment income (loss)
and net realized gain (loss) may differ for financial statement and tax purposes. The character of distributions made during the year from net investment income or net realized gains may differ from its ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

SECURITY TRANSACTIONS.  Security transactions are accounted for as of trade date.  Gains and losses on securities sold are determined on the basis of identified cost.

OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

2.   SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                               PERIOD ENDED OCTOBER 31, 2001(1)
                                               SHARES            AMOUNT
----------------------------------------------------------------------------
CLASS A

Sold                                           750,117           $7,500,994
Dividends and/or distributions reinvested      --                  --
Redeemed                                       --                  --
                                          -------------   ------------------
Net increase (decrease)                        750,117           $7,500,994
                                          =============   ==================

         (1)  For the period from April 30, 2001 (inception of offering) to
         October 31, 2001.

3.  PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the period ended October 31, 2001, were
$10,262,811 and $3,921,028, respectively.

As of October 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $7,223,144 was:

Gross unrealized appreciation                $     48,809
Gross unrealized depreciation                    (804,093)
                                             --------------
Net unrealized appreciation (depreciation)   $   (755,284)
                                             ==============

9  Oppenheimer Concentrated Growth Fund

NOTES TO FINANCIAL STATEMENTS  CONTINUED

4.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee at an annual rate of 0.75% of the first $200 million of average annual net assets,
0.72% of the next $200 million and 0.69% of the next $200 million and 0.66% of net assets over $600 million. The Fund's management fee for the period ended
October 31, 2001 was an annualized rate of 0.75%.

TRANSFER AGENT FEES OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. OFS is paid at an agreed upon per account fee. OFS has voluntarily undertaken to waive a portion of its transfer agent fee for Class A shares. This voluntary waiver limits transfer agent fees to 0.35% of average net assets for Class A shares effective October 1, 2001.

DISTRIBUTION AND SERVICE PLAN FEES Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The Fund has adopted a Service Plan for Class A shares under Rule 12b-1 of the
Investment Company Act. Under the plan the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the class.

CLASS A SERVICE PLAN FEES Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of annual net assets consisting of Class A shares of the Fund. For the period ended October 31, 2001, payments under the Class A plan totaled $8,686 prior to Manager waiver if applicable, all of which were paid by the Distributor to recipients, none of which was paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

5.  BANK BORROWINGS
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. Effective November 13, 2001, the Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum.

 10  Oppenheimer Concentrated Growth Fund

                                                    Appendix A

                                             Industry Classifications

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                       B-11
                                                    Appendix B

OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares4 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.5 That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans6
(4)      Group Retirement Plans7
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or
                SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

I. Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus
(unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."8
This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that
              Plan has made special arrangements with the Distributor for those purchases.
     -   Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a
              daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
              Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between
              Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable
              Investments").
(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill
              Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
      -  Purchases by a Retirement Plan whose record keeper had a cost-allocation agreement with the Transfer
         Agent on or before March 1, 2001.

II. Waivers of Class A Sales Charges of Oppenheimer Funds

A. Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former officers, directors, trustees and employees (and their "immediate families") of the
         Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the
         Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the
         Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
-        Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
         DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B. Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
     -   Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid.
         This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund,
         Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
         Trust Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C. Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
     -   To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts
         (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.9
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue
                Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.10
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                Distributor.
(11)     Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
     -   For distributions from Retirement Plans having 500 or more eligible employees, except distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
     -   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.

III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A. Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the
         applicable Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social
         Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $1 million or more held by the Retirement Plan for more than one year, if the redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.
-        Distributions11 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.12
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                Code.
(8)      For loans to participants or beneficiaries.13
(9)      On account of the participant's separation from service.14
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     Distributions from Retirement Plans having 500 or more eligible employees, except distributions made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (15)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B. Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
Former Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds. To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds. Those funds include:

Oppenheimer Quest Value Fund, Inc.                         Oppenheimer Small Cap Value Fund
Oppenheimer Quest Balanced Value Fund                      Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."
The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
      -    acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or
      -    purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on
           November 24, 1995.

A. Reductions or Waivers of Class A Sales Charges.

     --  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations. The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of                      Initial Sales                Initial Sales Charge         Concession
Eligible Employees             Charge as a %                as a % of Net                as % of
or Members                     of Offering Price            Amount Invested              Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                     2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At least 10 but not            2.00%                        2.04%                        1.60%
more than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals
who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

         --  Waiver of Class A Sales Charges for Certain Shareholders. Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who
                  acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA
                  Family of Funds.
-        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

         --  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions. The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B. Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         --  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged.
Those shares must have been purchased prior to March 6, 1995 in connection with:
              -   withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
              -   liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         --  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24,
1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A,
Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former
Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6,
1995, but prior to November 24, 1995:
-        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
-        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
              -   liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
Connecticut Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds
(referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A. Prior Class A CDSC and Class A Sales Charge Waivers.

         --  Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were
                $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the
                Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

         --  Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March
18, 1996, and still holds Class A shares:
(1)      any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
                Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the
                Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former
                Connecticut Mutual Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that the total initial amount invested by the plan in the
                Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000 persons (and persons who are retirees from such group)
                engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between
                CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the
Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the
Fund.

B. Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI. Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.

VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11,
1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
-        employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
-        dealers, brokers, or registered investment advisors that had entered into an agreement with the
             Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
-        dealers, brokers or registered investment advisors that had entered into an agreement with the
             Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

I:\LEGAL\N1A\715_(ConcentratedGrowth)\2002\715_SAI _FEB(497)_02.doc
Oppenheimer Concentrated Growth Fund

Investment Adviser
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York  10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York  10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1-800-525-7048

Custodian Bank
         The Bank of New York
         One Wall Street
         New York, New York 10015

Independent Auditors
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel
         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York 10019-5820

890

PX0715.0202

--------
3The interfund lending program is subject to approval by the Securities and Exchange Commission. The Fund will not engage in interfund lending until such approval has been granted.
1 Mr. Murphy and Mr. Griffiths are not Directors of Oppenheimer Money Market Fund, Inc. and Mr. Murphy is not a
Trustee of Oppenheimer California Municipal Fund.
1 The address of each Trustee is 6803 S. Tucson Way, Englewood, CO  80112-3924
2 Each Trustee serves for an indefinite term, until his resignation, death or removal.
                                                                                                        3 Includes shares owned by Mr. Galli in other Oppenheimer funds for which he serves as director or trustee.
5The address of Mr. Murphy is 498 Seventh Avenue, New York, NY  10018.
6 Each Trustee serves for an indefinite term, until his or her resignation, death or removal.
7 Includes shares owned by Mr. Murphy in other Oppenheimer funds for which he serves as director or trustee.

8 The address of each officer is 498 Seventh Avenue, New York, NY  10018 except for Messrs. Bishop, Farrar and
Wixted and Ms. Ives, whose address is 6803 S. Tucson Way, Englewood, CO  80112-3924.
1 In accordance with Rule 12b-1 of the Investment Company Act, the term "Independent Trustees" in this Statement of Additional Information refers to those Trustees who are not "interested persons" of the Fund and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
4 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
5 In the case of Oppenheimer  Senior  Floating Rate Fund, a  continuously-offered  closed-end  fund,  references to contingent  deferred sales charges mean the Fund's Early Withdrawal  Charges and references to  "redemptions"  mean
"repurchases" of shares.
6 An "employee  benefit plan" means any plan or  arrangement,  whether or not it is "qualified"  under the Internal
Revenue  Code,  under which Class N shares of an  Oppenheimer  fund or funds are  purchased by a fiduciary or other administrator  for the account of participants  who are employees of a single employer or of affiliated  employers.
These may include,  for example,  medical savings  accounts,  payroll  deduction  plans or similar plans.  The fund accounts must be registered in the name of the  fiduciary or  administrator  purchasing  the shares for the benefit of participants in the plan.
7 The term "Group  Retirement  Plan" means any  qualified  or  non-qualified  retirement  plan for  employees  of a corporation  or sole  proprietorship,  members and employees of a partnership  or  association  or other  organized group of persons (the members of which may include other groups),  if the group has made special  arrangements with the  Distributor  and all members of the group  participating  in (or who are eligible to participate  in) the plan purchase  Class N shares of an  Oppenheimer  fund or funds  through  a single  investment  dealer,  broker or other financial institution  designated by the group. Such plans include 457 plans, SEP-IRAs,  SARSEPs,  SIMPLE plans and
403(b)  plans  other than  plans for public  school  employees.  The term  "Group  Retirement  Plan" also  includes qualified retirement plans and non-qualified  deferred  compensation plans and IRAs that purchase Class N shares of an Oppenheimer fund or funds through a single  investment  dealer,  broker or other financial  institution that has made special  arrangements with the Distributor  enabling those plans to purchase Class N shares at net asset value but subject to the Class N contingent deferred sales charge.
8 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class
C shares of one or more Oppenheimer funds held by the Plan for more than one year.
9 This provision does not apply to IRAs.
10 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
11 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
12 This provision does not apply to IRAs.
13 This provision does not apply to loans from 403(b)(7) custodial plans.
14 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.